UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

Icagen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34217	56-1785001
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 941-5206

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2009, Icagen, Inc. (the “Company”) and Pfizer Inc (“Pfizer”) entered into an Agreement and Amendment to the Exclusive License Agreement, dated September 17, 2009 (the “Amendment”), which amends the Collaborative Research and License Agreement (the “Collaboration Agreement”) dated August 13, 2007 between the Company and Pfizer. The Collaboration Agreement relates to the discovery, development, manufacture and commercialization of pharmaceutical compounds and products that modulate three specific sodium ion channels as potential new treatments for pain and related disorders.

The Amendment extends the term of the Collaboration Agreement for one additional year, with the extension term (the “Third Commitment Year”) commencing October 1, 2009 and continuing through September 30, 2010. During the Third Commitment Year, Pfizer will pay the Company annual research funding for research and development activities in the amount of $4,930,000, which shall be payable by Pfizer in equal quarterly installments in advance. The Company and Pfizer have approved a research plan for the Third Commitment Year. If during the Third Commitment Year the Company is acquired by or otherwise becomes an affiliate of a major pharmaceutical company other than Pfizer or any of Pfizer’s affiliates, then Pfizer may elect to terminate the research term upon notice to the Company of such election. In addition, the Amendment (i) modifies provisions of the Collaboration Agreement relating to compound selection and advancement, and reporting of research results, to conform to the joint research committee’s established practices, (ii) adds an additional development milestone payment trigger and (iii) amends a provision relating to the dissolution of the joint research committee to make such provision consistent with the modified provisions relating to compound selection and advancement. The Collaboration Agreement, as amended by the Amendment, remains in full force and effect between the Company and Pfizer.

Item 8.01.	Other Events.

On September 21, 2009, the Company announced that it had entered into the Amendment with Pfizer. A copy of the press release issued in connection with this announcement is filed with this Current Report on Form 8-K as Exhibits 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAGEN, INC.

Date: September 24, 2009	By:	/s/ Richard D. Katz
Richard D. Katz
Executive Vice President, Finance and Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release entitled “Icagen Announces Extension of Pfizer Collaboration” issued by the Company on September 21, 2009